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                                                                    EXHIBIT 10.2


                                  MP3.COM, INC.
                            STOCK OPTION GRANT NOTICE
                          (1998 EQUITY INCENTIVE PLAN)

MP3.com, Inc. (the "Company"), pursuant to its 1998 Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                              _____________________________________
Date of Grant:                             _____________________________________
Vesting Commencement Date:                 _____________________________________
Number of Shares Subject to Option:        _____________________________________
Exercise Price Per Share:                  _____________________________________
Expiration Date:                           _____________________________________

TYPE OF GRANT:      [ ] Incentive Stock Option   [ ] Nonstatutory Stock Option

EXERCISE SCHEDULE:  [ ] Same as Vesting Schedule [ ] Early Exercise Permitted

VESTING SCHEDULE:   [1/4th of the shares vest one year after the Vesting
                    Commencement Date. 1/48th of the shares vest monthly thereafter over the next three years.]

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                        [By cash or check]
                        [Pursuant to a Regulation T Program if the Shares are
                         publicly traded]
                        [By delivery of already-owned shares if the Shares are
                         publicly traded]

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

         OTHER AGREEMENTS:
                                        ----------------------------------------

                                        ----------------------------------------


MP3.COM, INC.                           OPTIONHOLDER:


By:
   ----------------------------------   ----------------------------------------
   ROBIN RICHARDS                                       Signature
   PRESIDENT

Date:                                   Date:
      -------------------------------         ----------------------------------

ATTACHMENTS: Stock Option Agreement, 1998 Equity Incentive Plan, Notice of
             Exercise

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                                  ATTACHMENT I

                             STOCK OPTION AGREEMENT
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                                  MP3.COM, INC.
                           1998 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                   (INCENTIVE AND NONSTATUTORY STOCK OPTIONS)

         Pursuant to the Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, MP3.com, Inc. (the "Company") has granted you an option under its 1998 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

         1. VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

         2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares subject to your option and your exercise price per share referenced in the Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

         3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). If permitted in the Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of this option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

                  (a) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

                  (b) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

                  (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

                  (d) if your option is an incentive stock option, then, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which your option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the options or portions thereof that exceed


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such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

         4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY THE GRANT NOTICE, which may include one or more of the following:

                  (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

                  (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock that either have been held for the period required to avoid a charge to the Company's reported earnings (generally six months) or were not acquired, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time your option is exercised, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, your option may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

         5. WHOLE SHARES. Your option may only be exercised for whole shares.

         6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing the option, and the option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

         7. TERM. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

                  (a) three (3) months after the termination of your Continuous Service for any reason other than Disability or death, provided that if during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 6, the option shall not expire until the earlier of the Expiration Date or until it shall have been


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exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

                  (b) twelve (12) months after the termination of your Continuous Service due to Disability;

                  (c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

                  (d) the Expiration Date indicated in the Grant Notice; or

                  (e) the tenth (10th) anniversary of the Date of Grant.

         If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate as a Consultant or Director or if you exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

         8. EXERCISE.

                  (a) You may exercise the vested portion of your option (and the unvested portion of your option if the Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (3) the disposition of shares acquired upon such exercise.

                  (c) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen
(15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

                  (d) By exercising your option you agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of


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any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

         9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

         10. RIGHT OF FIRST REFUSAL. Vested shares that are received upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right.

         11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

         12. WITHHOLDING OBLIGATIONS.

                  (a) At the time your option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

                  (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding


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sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

                  (c) Your option is not exercisable unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

         13. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         14. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

         15. RIGHTS UNDER STOCKHOLDERS AGREEMENT. As evidenced by your execution of the Grant Notice, you agree that you shall, automatically and without further action on your part, (i) be deemed to be a party to, a signatory of and bound by the Stockholders Agreement, dated January 21, 1999, between the Company and the Stockholders listed therein, a copy of which is attached as Attachment IV to the Grant Notice (the "Stockholders Agreement"), and (ii) be deemed to be a "Securityholder" for all purposes under the Stockholders Agreement. Your option and any shares of Common Stock issued pursuant to the exercise of your option shall be deemed a "Common Stock Equivalent" and "Common Stock," respectively, under the Stockholders Agreement.


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                                  ATTACHMENT II

                           1998 EQUITY INCENTIVE PLAN

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                                 ATTACHMENT III

                               NOTICE OF EXERCISE

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                               NOTICE OF EXERCISE


MP3.com, Inc.
P.O. Box 910091
San Diego, CA  92191-0091                      Date of Exercise: _______________

Ladies and Gentlemen:

         This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

         Type of option (check one):         Incentive [ ]    Nonstatutory  [ ]

         Stock option dated:                 _____________

         Number of shares as
         to which option is
         exercised:                          _____________

         Certificates to be
         issued in name of:                  _____________

         Total exercise price:               $____________

         Cash payment delivered
         herewith:                           $____________

         Value of ________ shares of
         MP3.com, Inc. common
         stock delivered herewith(1):        $____________

         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1998 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and
(iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

-------------------

(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.


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         I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

         I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are deemed to constitute "restricted securities" under Rule 701 and "control securities" under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

         I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

         I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

         I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty
(180) days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                                       Very truly yours,

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------


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